STOCK TRANSFER CONTRACT

San Lotus Holding Inc. (the "Transferor"), 3301 Spring Mountain Rd. Unit 23, Las Vegas, NV 89102, and Chen, Kuan-Yu (the "Transferee"), B302C, No.185,Kewang Rd., Longtan Township, Taoyuang County 325, Taiwan (R.O.C), entered this contract(the "Contract") on July 13, 2015. The parties mutually agree as follows:

1. **Transfer of Shares.** Transferor is a stockholder of A Peace World Holding Inc. (the "Company"). Transferor owns 465,000 of shares of common stock of the Company (the "Shares"). Transferor shall sell Shares to Transferee, at a per share price of USD$0.00000215, representing an aggregate of USD$1. (the "Purchase Price").

2. **Closing; Deliverables.**

   2.1 The transfer of Shares under this Contract shall be held concurrently with the execution of this Contract (the "Closing").

   2.2 At the Closing, Transferor shall deliver to Transferee the documentary evidence of the due recordation in the Company's share register of Purchaser's full and unrestricted title to Shares, and such other documents as may be required under applicable law or reasonably requested by Transferee.

3. **Transferor's Representations and Warrants.** Transferor represents and warrants to Transferee following: (1) that Transferor is the lawful owner of Shares; (2) Shares are duly authorized, validly issued and outstanding, fully paid and non-assessable, and issued without violation of any preemptive rights of any person; and (3) Shares are free and clear of any and all clams, liens, pledges, options, prior assignments, encumbrances and other rights of third parties.

4. **Survival.** All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof until the expiration of the applicable statute of limitations.

5. **Choice of Law.** This Contract shall be governed, construed and enforced in accordance with the laws of Nevada State, without giving effect to its principles of conflicts of law.

6. **Entire Agreement.** This Contract sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Stock Transfer Contract as of the date first written above.

Transferor:

San Lotus Holding Inc.

Chen, Li-Hsing

Title: President

Transferee:

Chen, Kuan-Yu